FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                December 14, 1998
                                 Date of Report



                                AJAY SPORTS, INC.
             (Exact Name of Registrant as specified in its charter)


                  Delaware             0-18204             39-1644025
                ---------------        -----------        --------------
               (State or other         (Commission       (I.R.S. Employer
                jurisdiction of         file number)     Identification Number)
                incorporation or
                organization)


         1501 E. Wisconsin Street
         Delavan, WI                                             53115
         ----------------------------------------                ------
         (Address of Principal Executive Offices)              (Zip Code)


   Registrant's telephone number, including area code: (414) 728-5521


                                       N/A
                    --------------------------------------------
          Former name or former address, if changed from last report

 ITEM 5:  Other Events

     On December 14, 1998, Ajay Sports, Inc. (the "Registrant") announced that its Board of Directors has extended the expiration date of the Ajay Sports publicly traded common stock warrants until June 30, 1999. The warrants were set to expire on December 31, 1998 had they not been extended. As a result of the 1-for-6 reverse split of the Company's common stock in August 1998, the exercise of six warrants allows the holder to purchase one share of the common stock of Ajay Sports for $6.00 per share. The warrants are traded over-the-counter under the symbol "AJAYW".

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 Date: December 15, 1998

                                AJAY SPORTS, INC.



                                  By s\Robert R. Hebard
                                    --------------------------
                                   Robert R. Hebard, Secretary